UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

AMENDMENT NO. 1

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2005

SCHNITZER STEEL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON (State or other jurisdiction of incorporation)	0-22496 (Commission File Number)	93-0341923 (IRS Employer Identification No.)

3200 N.W. Yeon Ave.
P.O. Box 10047
Portland, OR	97296-0047
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code:	(503) 224-9900

NO CHANGE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On August 31, 2005, Schnitzer Steel Industries, Inc. (the “Company”) entered into an agreement with Gregory J. Witherspoon regarding his position as Interim Chief Financial Officer (the “Agreement”). The Agreement contemplates that Mr. Witherspoon’s duties will include, but not be limited to, the oversight of the preparation of, and the execution of, the Company’s annual report on Form 10-K for the Company’s fiscal year ended August 31, 2005 (the “Annual Report”). The Agreement provides that Mr. Witherspoon’s term as Interim Chief Financial Officer will end on the day immediately following the later of: (i) the Company’s filing with the Securities and Exchange Commission of the Annual Report and (ii) the commencement of employment of a new Chief Financial Officer.

Under the Agreement Mr. Witherspoon will receive a salary of $250,000 and an additional $20,000 for each week his term extends beyond November 30, 2005. Mr. Witherspoon will also receive reasonable temporary housing accommodations and the use of an automobile for the duration of his temporary employment, as well as reimbursement for all reasonable and pre-approved business-related expenses. Pre-approved business related expenses include roundtrip airfare from Los Angeles to Portland, as well as meals while in Portland. Mr. Witherspoon will not be eligible to participate in, or entitled to, any of the Company’s employee benefit plans, insurance, executive medical coverage, Supplemental Executive Retirement Benefit Bonus Plan and/or such other benefits as the Company from time to time may generally provide to its employees or its most senior officers. Notwithstanding the foregoing, Mr. Witherspoon will otherwise be covered under Workers Compensation and Directors & Officers liability coverage. The Agreement confirms that Mr. Witherspoon will serve as Interim Chief Financial Officer at the pleasure of the Board of Directors of the Company and that his employment is at will and may be terminated at any time, for any reason or no reason, upon notice of either the Company or Mr. Witherspoon. A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 24, 2005, the Company filed a Current Report on Form 8−K (the “Report”) which reported the appointment of Mr. Witherspoon as interim Chief Financial Officer on August 23, 2005. Item 5.02 of the Report is incorporated herein by reference. In the Report the Company stated that it expected to enter into an agreement with Mr. Witherspoon regarding his position and that it would file an amendment to the Report to disclose the material terms of such agreement once it was finalized. The Company is filing this Amendment No. 1 to the Report to amend Item 5.02 to provide a brief description of the material terms of the Agreement, in accordance with instruction 2 to Item 5.02 of Form 8-K. The brief description of the material terms of the Agreement is set forth in Item 1.01 above.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits.

10.1	Agreement, dated August 31, 2005, between Schnitzer Steel Industries, Inc. and Gregory J. Witherspoon, regarding Mr. Witherspoon’s position as Interim Chief Financial Officer.

99.1*	Press Release of Schnitzer Steel Industries, Inc. issued on August 24, 2005.

99.2*	E-mail to employees issued on August 24, 2005.

___________________

* Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed August 24, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHNITZER STEEL INDUSTRIES, INC. (Registrant)

Date: September 6, 2005	By:	/s/ John D. Carter
John D. Carter
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement, dated August 31, 2005, between Schnitzer Steel Industries, Inc. and Gregory J. Witherspoon, regarding Mr. Witherspoon’s position as Interim Chief Financial Officer.

99.1*	Press Release of Schnitzer Steel Industries, Inc. issued on August 24, 2005.

99.2*	E-mail to employees issued on August 24, 2005.
_______________________

* Previously filed as an exhibit to the Company’s Current Report on Form 8-K filed August 24, 2005.